UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2008

     Accelerated Building Concepts Corporation

(Exact name of registrant as specified in its charter)

     Delaware

(State or Other Jurisdiction of Incorporation)

1-11873	02-0545879
(Commission File Number)	(IRS Employer Identification No.)
8427 South Park Circle. Suite 150, Orlando, Florida	32819
(Address of Principal Executive Offices)	Zip Code)

     (407) 859-8862

Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

     On November 7, 2008, the Registrant’s board of directors and executive officers received written notice from Michael W. Hawkins (“Hawkins”), President and owner of Avante Holding Group, Inc. (“Avante”), a former consultant company to Registrant, advising that on November 6, 2008, using proxies purportedly received from ten shareholders together representing over 50% of Registrant’s outstanding shares of common stock, Hawkins/Avante purportedly took action by Shareholders’ Written Consent in an attempt to take over control of the Registrant by removing Joseph Sorci as CEO, director and Chairman of the Board, Ralph “Hank” Henry as Director, and Terry Johnson as Director. All proxies were purportedly given to Avante; however, some of the proxies appear to have been forged, do not comply with Delaware law, or are from shareholders who do not rightfully own shares of the Registrant. Hawkins/Avante appear to have retained or used the services of Thomas G. Amon, Esq., the Registrant’s Corporate Counsel and also a Director, to facilitate this effort for their personal benefits in bad faith and not for the benefit of Registrant and its stockholders. Mr. Amon appears to be in breach of his fiduciary duty of loyalty to the Registrant by assisting Hawkins/Avante and acting in concert with them. In this Shareholders’ Consent, Avante also purportedly appointed Hawkins and Timothy B. Daley as new Directors to serve along with Thomas G. Amon, who was not removed as a director.

The Registrant had previously filed a lawsuit against Hawkins/Avante on October 28, 2008 (Accelerated Building Concepts Corporation, et al v. Avante Holding Group, Inc. and Michael W. Hawkins, the Defendants, Brevard County, Florida, Case Number 05-2008-CA-057989) to seek recovery of corporate documents in his wrongful possession and control so that the Registrant could complete necessary filings with the SEC that have been delinquent for some time due to the actions of Mr. Hawkins. Registrant intends to amend this action to include additional causes of action against Hawkins/Avante and others who have operated in concert or in conspiracy with Hawkins/Avante.

The Registrant believes that the purported action by Hawkins and others pursuant to the Shareholders’ Consent described above is an attempt wrongfully to take control of the Registrant so that information in the corporate records held wrongfully by Hawkins/Avante implicating Hawkins/Avante and others in wrongful conduct against the Registrant cannot be discovered by the Board of the Registrant and used to pursue remedies against Hawkins for his wrongful conduct, malfeasance, and misappropriation of corporate assets and opportunities.

The Company’s business is based on the expertise and architectural licenses held by Joseph Sorci, and the purported attempt to remove Mr. Sorci from the Board of Offices of Registrant would result in the demise of the business of Registrant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements

     Not applicable.

(b)          Pro Forma Financial Information

          Not applicable.

(c)          Exhibits:

          Press Release dated November 10, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ACCELERATED BUILDING CONCEPTS CORPORATION

                         /s/ Joseph Sorci

                         Joseph Sorci

                         Chief Executive Officer

Date: November 10, 2008

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